Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265961 and 333-288108) and Form S-8 (No. 333-291478) of Willamette Valley Vineyards, Inc. (the “Company”), of our report dated March 24, 2026, relating to the financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Portland, Oregon

March 24, 2026